UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

GLOBAL BOATWORKS HOLDINGS INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF GLOBAL BOATWORKS HOLDINGS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

GLOBAL BOATWORKS HOLDINGS INC.

2637 Atlantic Blvd. #134
Pompano Beach, FL 33062

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of Global Boatworks Holdings Inc., a Florida corporation (the “ Company ,” “ we ,” “ us ,” or “ our ”) dated October 24, 2017, in lieu of a special meeting of the stockholders and in accordance with Section 607.0704 of the Florida Statutes:

To amend the Company’s Articles of Incorporation, , to change the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 5,000,000,000.

Stockholders of record at the close of business on November 1, 2017 (the “ Record Date ”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on December 4, 2017.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
October 25, 2017

/s/ Robert Rowe
Robert Rowe,
Chief Executive Officer

GLOBAL BOATWORKS HOLDINGS INC.

2637 Atlantic Blvd. #134
Pompano Beach, FL 33062

INFORMATION STATEMENT

(Preliminary)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on November 1, 2017.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On October 24, 2017, we obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Articles to increase the authorized shares of Common Stock of the Company from  1,000,000,000 (One Billion) to 5,000,000,000 (Five Billion).

How many shares of voting stock were outstanding on the date of the consent?

On the date of the consent, that being the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 515,254,099 shares of Common Stock and 1,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 (the “ Series A Preferred Stock ”), issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this Information Statement?

We obtained the approval of the holders of 225,370,000 shares of Common Stock and holders of 1,000,000 shares of the Company’s Series A Preferred Stock, or approximately 81% of the voting power of our stockholders. All of the holders of Common Stock and the Company’s Series A Preferred Stock that approved the amendment to our Articles are officers and directors of the Company.

1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of October 24, 2017 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of October 24, 2017.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 43,706,407 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and address	Shares of Common Stock	Percent of Common Stock (1)	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock (1)

Directors and Officers:
Robert Rowe (2)(3)	225,370,000	43.74%	1,000,000	100%
Leah Rowe (2)(4)	5,100,000	.99%	--	--%

All Officers and Directors as a Group (2 persons)	230,470,000	44.73%	1,000,000	100%

5% or Greater Beneficial Owners
Oceanside Equities, Inc.	192,000,000	37.26	—	—

 200 Lindell Blvd., Ste 900

Delray Beach, FL 33483

(1)

Based on 515,254,099 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding as of October 24, 2017. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	The address for each such person is c/o Global Boatworks Holdings Inc., 2637 Atlantic Blvd. #134, Pompano Beach, FL 33062.

(3)	Does not include 5,100,000 shares of Common Stock owned by Leah Rowe, his wife, which shares he specifically disclaims ownership.

(4)	Does not include 225,370,000 shares of Common Stock owned by Robert Rowe, her husband, which shares she specifically disclaims ownership

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ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 1,000,000,000 TO 5,000,000,000

On October 24, 2017, our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to our Articles to increase our authorized shares of Common Stock from 1,000,000,000 to 5,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles with the Secretary of State. We will file the amendment to our Articles to effect the increase in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of  1,000,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof, we had 515,254,099 shares of Common Stock issued and outstanding.

The Board of Directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes of including additional equity financings, stock-based acquisitions and to issue shares upon conversion of existing, outstanding convertible promissory notes of the Company.

Effects of the Authorization Amendment

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Other than the foregoing issuance of shares upon conversion of existing, outstanding convertible promissory notes of the Company, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Authorization Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorization Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
October 25, 2017

/s/ Robert Rowe
Robert Rowe,
Chief Executive Officer

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Appendix A

GLOBAL BOATWORKS HOLDINGS, INC.

Articles of Amendment

Pursuant to the provisions of Section 607.1006 of the Florida Statutes, GLOBAL BOATWORKS HOLDINGS, INC., a Florida corporation, does hereby amend its Articles of Incorporation.

1.         The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Global Boatworks Holdings, Inc., a Florida corporation.

2.         Article IV of the Articles of Incorporation of Global Boatworks Holdings, Inc., a Florida corporation, is hereby amended by deleting the first paragraph of said article with the following paragraph to be added in its place:

"Article IV

CAPITAL STOCK

The total number of shares of capital stock which the corporation shall have the authority to issue Five Billion Ten Million (5,010,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock having a par value of $.0001 per share and Five Billion (5,000,000,000) shares of Common Stock have a par value of $.0001 per share.”

3.         The amendment to the Articles of Incorporation of Global Boatworks Holdings, Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of October 24, 2017. The amendment was duly adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval

In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on October 24, 2017

GLOBAL BOATWORKS HOLDINGS, INC.

By:

/s/ Robert Rowe

Robert Rowe

Chief Executive Officer